Exhibit 99.1

FOR IMMEDIATE RELEASE

DICK'S Sporting Goods Reports First Quarter Results

•	Consolidated earnings per diluted share totaled $0.50 during the first quarter of 2016, at the high end of guidance of $0.48 to 0.50

•	Consolidated same store sales for the first quarter increased 0.5%

•	Company repurchased $50 million of common stock and also declared a $0.15125 per share quarterly dividend

PITTSBURGH, May 19, 2016 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the first quarter ended April 30, 2016.

First Quarter Results

The Company reported consolidated net income for the first quarter ended April 30, 2016 of $56.9 million, or $0.50 per diluted share, compared to the Company's expectations provided on March 8, 2016 of $0.48 to 0.50 per diluted share. For the first quarter ended May 2, 2015, the Company reported consolidated net income of $63.3 million, or $0.53 per diluted share.

Net sales for the first quarter of 2016 increased 6.1% to approximately $1.7 billion. Consolidated same store sales increased 0.5%, compared to the Company's guidance of approximately flat to an increase of 1%. Same store sales for DICK'S Sporting Goods increased 0.4%, while Golf Galaxy increased 1.7%. First quarter 2015 consolidated same store sales increased 1.0%.

"We are pleased to have delivered first quarter earnings at the high end of our expectations in a challenging retail environment," said Edward W. Stack, Chairman and CEO. "The consolidation that is occurring among sporting goods retailers is creating a unique time in the industry. Given the expected near-term liquidation activity in the market, we have adjusted our guidance to contemplate this dynamic. Over the longer term, we remain confident in our ability to aggressively capture displaced market share and to strengthen our leadership position."

Omni-channel Development

eCommerce penetration for the first quarter of 2016 was 9.2% of total net sales, compared to 8.5% during the first quarter of 2015.

In the first quarter, the Company opened three new DICK'S Sporting Goods stores and two new Field & Stream stores. The Company also relocated three DICK'S Sporting Goods stores. As of April 30, 2016, the Company operated 647 DICK'S Sporting Goods stores in 47 states, with approximately 34.5 million square feet, 73 Golf Galaxy stores in 29 states, with approximately 1.4 million square feet, and 21 Field & Stream stores in ten states, with approximately 1.1 million square feet.

Store count, square footage and new stores are listed in a table later in the release under the heading "Store Count and Square Footage."

Balance Sheet

The Company ended the first quarter of 2016 with approximately $92 million in cash and cash equivalents and approximately $158 million in outstanding borrowings under its revolving credit facility. Over the course of the last 12 months, the Company continued to invest in omni-channel growth, while returning over $322 million to shareholders through share repurchases and quarterly dividends.

Total inventory increased 7.3% at the end of the first quarter of 2016 as compared to the end of the first quarter of 2015. This increase includes the cold-weather merchandise the Company packed away for the 2016 winter season.

Capital Allocation

On May 13, 2016, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.15125 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on June 30, 2016 to stockholders of record at the close of business on June 10, 2016.

During the first quarter of 2016, the Company repurchased approximately 1.1 million shares of its common stock at an average cost of $46.81 per share, for a total cost of $50 million. Since starting its initial $1 billion share repurchase authorization at the beginning of fiscal 2013, the Company has repurchased approximately $863 million of common stock, and has approximately $137 million remaining under this authorization. On March 16, 2016, the Board of Directors authorized a five-year share repurchase program of up to $1 billion of the Company's common stock. The Company will continue to purchase under the 2013 program until it is exhausted or expired.

Current 2016 Outlook

The Company's current outlook for 2016 is based on current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as described later in this release. Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

❖	Full Year 2016

•
Based on an estimated 111 to 112 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share in the range of $2.60 to 2.90. The Company's consolidated earnings per diluted share guidance contemplates expected liquidation activity in the market. It also includes the expectation of approximately $100 to 200 million of share repurchases in 2016. The Company reported consolidated earnings per diluted share of $2.83 for the 52 weeks ended January 30, 2016. On a non-GAAP basis, the Company reported consolidated earnings per diluted share of $2.87, excluding a litigation settlement charge, for the 52 weeks ended January 30, 2016.

•	Consolidated same store sales are currently expected to be in the range of negative 1.0% to positive 1.0%, compared to a 0.2% decrease in fiscal 2015.

•
The Company expects to open approximately 36 new DICK'S Sporting Goods stores and relocate approximately nine DICK'S Sporting Goods stores in 2016. The Company also expects to open approximately nine new Field & Stream stores and two new Golf Galaxy stores in 2016, largely adjacent to new or relocated DICK'S Sporting Goods stores.

❖	Second Quarter 2016

•
Based on an estimated 112 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share in the range of $0.62 to 0.72 in the second quarter of 2016, contemplating expected liquidation activity in the market. This is compared to consolidated earnings per diluted share of $0.77 in the second quarter of 2015.

•	Consolidated same store sales are currently expected to be in the range of negative 4.0% to negative 1.0% in the second quarter of 2016, as compared to a 1.2% increase in the second quarter of 2015.

•	The Company expects to open approximately five new DICK'S Sporting Goods stores and relocate two DICK'S Sporting Goods stores in the second quarter of 2016.

❖	Capital Expenditures

•
In 2016, the Company anticipates capital expenditures to be approximately $230 million on a net basis and approximately $420 million on a gross basis. In 2015, capital expenditures were $204 million on a net basis and $370 million on a gross basis.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the first quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.

In addition to the webcast, the call can be accessed by dialing (877) 443-5743 (domestic callers) or (412) 902-6617 (international callers) and requesting the "DICK'S Sporting Goods Earnings Call."

For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately 30 days. In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (877) 344-7529 (domestic callers) or (412) 317-0088 (international callers) and enter confirmation code 10085740. The dial-in replay will be available for approximately 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond our control. Our future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, capturing market share, making the right strategic investments, capital expenditures, outstanding borrowings in future periods and share repurchases.

Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: the weather; changes in consumer discretionary spending; our development of an eCommerce platform; success of our transition to our own eCommerce platform; inventory turn; changes in the competitive market and competition amongst retailers; changes in consumer demand or shopping patterns and our ability to identify new trends and have the right trending products in our stores and on our website; limitations on the availability of attractive retail store sites; omni-channel growth; unauthorized disclosure of sensitive or confidential customer information; risks relating to our private brand offerings and new retail concepts; disruptions with our eCommerce service provider or our information systems; factors affecting our vendors, including supply chain and currency risks; talent needs and the loss of Edward W. Stack, our Chairman and Chief Executive Officer; disruptions of our information systems; developments with sports leagues, professional athletes or sports superstars; weather-related disruptions and seasonality of our business; and risks associated with being a controlled company.

For additional information on these and other factors that could affect our actual results, see our risk factors, which may be amended from time to time, set forth in our filings with the SEC, including our most recent Annual Report filed with the Securities and Exchange Commission on March 25, 2016. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

About DICK'S Sporting Goods, Inc.

Founded in 1948, DICK'S Sporting Goods, Inc. is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of April 30, 2016, the Company operated more than 645 DICK'S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a blend of dedicated associates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Lodge/Outdoor, Fitness and Footwear.

Headquartered in Pittsburgh, PA, DICK'S also owns and operates Golf Galaxy, Field & Stream, True Runner and Chelsea Collective specialty stores. DICK'S offers its products through a content-rich eCommerce platform that is integrated with its store network and provides customers with the convenience and expertise of a 24-hour storefront. For more information, visit the Press Room or Investor Relations pages at DICKS.com.

Contacts:
Investor Relations:
Anne-Marie Megela, Vice President – Treasury Services and Investor Relations, or
Nate Gilch, Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400

Media Relations:
(724) 273-5552 or press@dcsg.com

###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	April 30, 2016	% of Sales(1)	May 2, 2015	% of Sales(1)

Net sales	$1,660,343	100.00%	$1,565,308	100.00%
Cost of goods sold, including occupancy and distribution costs	1,164,546	70.14	1,096,320	70.04

GROSS PROFIT	495,797	29.86	468,988	29.96

Selling, general and administrative expenses	398,568	24.01	360,736	23.05
Pre-opening expenses	6,518	0.39	6,340	0.41

INCOME FROM OPERATIONS	90,711	5.46	101,912	6.51

Interest expense	1,131	0.07	634	0.04
Other income	(2,067)	(0.12)	(2,150)	(0.14)

INCOME BEFORE INCOME TAXES	91,647	5.52	103,428	6.61

Provision for income taxes	34,770	2.09	40,083	2.56

NET INCOME	$56,877	3.43%	$63,345	4.05%

EARNINGS PER COMMON SHARE:
Basic	$0.51		$0.54
Diluted	$0.50		$0.53

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	112,105		117,044
Diluted	113,276		118,906

Cash dividend declared per share	$0.15125		$0.13750

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(Dollars in thousands)

	April 30, 2016	May 2, 2015	January 30, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$92,493	$81,409	$118,936
Accounts receivable, net	111,973	63,871	61,395
Income taxes receivable	2,787	5,748	5,432
Inventories, net	1,742,948	1,623,753	1,527,187
Prepaid expenses and other current assets	120,477	108,773	99,740
Total current assets	2,070,678	1,883,554	1,812,690

Property and equipment, net	1,406,471	1,220,471	1,347,885
Intangible assets, net	109,053	110,179	109,440
Goodwill	200,594	200,594	200,594
Other assets:
Deferred income taxes	4,456	5,448	6,165
Other	87,115	73,863	82,562
Total other assets	91,571	79,311	88,727
TOTAL ASSETS	$3,878,367	$3,494,109	$3,559,336

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$778,977	$777,800	$677,864
Accrued expenses	328,177	275,561	289,001
Deferred revenue and other liabilities	162,365	149,974	184,386
Income taxes payable	13,201	25,176	39,835
Current portion of other long-term debt and leasing obligations	590	539	589
Total current liabilities	1,283,310	1,229,050	1,191,675
LONG-TERM LIABILITIES:
Revolving credit borrowings	157,600	51,200	—
Other long-term debt and leasing obligations	5,180	5,781	5,324
Deferred income taxes	15,390	1,983	6,454
Deferred revenue and other liabilities	612,754	462,974	566,696
Total long-term liabilities	790,924	521,938	578,474
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	870	912	869
Class B common stock	249	249	249
Additional paid-in capital	1,088,980	1,029,208	1,063,705
Retained earnings	1,776,782	1,518,237	1,737,214
Accumulated other comprehensive loss	(87)	(42)	(179)
Treasury stock, at cost	(1,062,661)	(805,443)	(1,012,671)
Total stockholders' equity	1,804,133	1,743,121	1,789,187
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,878,367	$3,494,109	$3,559,336

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(Dollars in thousands)

	13 Weeks Ended
	April 30, 2016	May 2, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$56,877	$63,345
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation and amortization	47,990	42,576
Deferred income taxes	10,645	5,489
Stock-based compensation	8,247	7,008
Excess tax benefit from exercise of stock options	(7,674)	(5,114)
Other non-cash items	181	133
Changes in assets and liabilities:
Accounts receivable	(19,514)	2,550
Inventories	(215,761)	(232,986)
Prepaid expenses and other assets	(20,012)	(16,878)
Accounts payable	145,651	163,478
Accrued expenses	10,838	(9,365)
Income taxes payable / receivable	(16,412)	(8,914)
Deferred construction allowances	16,202	40,579
Deferred revenue and other liabilities	(17,393)	(16,393)
Net cash (used in) provided by operating activities	(135)	35,508
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(88,834)	(65,724)
Deposits and purchases of other assets	(8)	(406)
Net cash used in investing activities	(88,842)	(66,130)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings	609,100	124,300
Revolving credit repayments	(451,500)	(73,100)
Payments on other long-term debt and leasing obligations	(143)	(130)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	15,743	9,245
Excess tax benefit from exercise of stock options	7,674	5,115
Minimum tax withholding requirements	(6,281)	(7,507)
Cash paid for treasury stock	(50,000)	(150,000)
Cash dividend paid to stockholders	(17,613)	(17,413)
Decrease in bank overdraft	(44,538)	(189)
Net cash provided by (used in) financing activities	62,442	(109,679)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	92	31
NET DECREASE IN CASH AND CASH EQUIVALENTS	(26,443)	(140,270)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	118,936	221,679
CASH AND CASH EQUIVALENTS, END OF PERIOD	$92,493	$81,409

Store Count and Square Footage

The stores that opened during the first quarter of 2016 are as follows:

Store	Market	Concept
Lafayette, LA	Lafayette	DICK'S Sporting Goods (1)
American Fork, UT	Provo-Orem	DICK'S Sporting Goods
Folsom, CA	Sacramento	DICK'S Sporting Goods
Lafayette, LA	Lafayette	Field & Stream (1)
Kalamazoo, MI	Kalamazoo	Field & Stream

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

Store Count:

	Fiscal 2016			Fiscal 2015
	DICK'S Sporting Goods (1)	Specialty Store Concepts (1) (2)	Total	DICK'S Sporting Goods	Specialty Store Concepts (2)	Total
Beginning stores	644	97	741	603	91	694
Q1 New stores	3	2	5	9	1	10
Ending stores	647	99	746	612	92	704

Relocated stores	3	—	3	1	1	2

Square Footage:
(in millions)

	DICK'S Sporting Goods (1)	Specialty Store Concepts (1) (2)	Total (3)
Q1 2015	32.7	2.0	34.7
Q2 2015	33.1	2.0	35.1
Q3 2015	34.4	2.4	36.8
Q4 2015	34.4	2.3	36.7
Q1 2016	34.5	2.4	37.0

(1)
In some markets we operate adjacent stores on the same property with a pass-through for customers. We refer to this format as a "combo store". Combo stores are reflected in both the DICK'S Sporting Goods and Specialty Store Concepts reconciliations. As of April 30, 2016, the Company operated five combo stores.

(2)	Includes the Company's Golf Galaxy, Field & Stream, and other specialty concept stores.

(3)	Column may not add due to rounding.

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company believes that certain non-GAAP financial information provides users of the Company's financial information with additional useful information in evaluating operating performance between reporting periods. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Non-GAAP Net Income and Earnings Per Share Reconciliations:
(in thousands, except per share data):

	Fiscal 2015
	52 Weeks Ended January 30, 2016

	As Reported	Litigation Settlement Charge	Non-GAAP Total
Net sales	$7,270,965	$—	$7,270,965
Cost of goods sold, including occupancy and distribution costs	5,088,078	—	5,088,078

GROSS PROFIT	2,182,887	—	2,182,887

Selling, general and administrative expenses	1,613,075	(7,884)	1,605,191
Pre-opening expenses	34,620	—	34,620

INCOME FROM OPERATIONS	535,192	7,884	543,076

Interest expense	4,012	—	4,012
Other expense	305	—	305

INCOME BEFORE INCOME TAXES	530,875	7,884	538,759

Provision for income taxes	200,484	3,154	203,638

NET INCOME	$330,391	$4,730	$335,121

EARNINGS PER COMMON SHARE:
Basic	$2.87		$2.91
Diluted	$2.83		$2.87

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	115,230		115,230
Diluted	116,794		116,794

During the third quarter of 2015, the Company recorded a pre-tax litigation settlement charge of $7.9 million. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

EBITDA

EBITDA is a key metric that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations and capital investments. EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity and may not be comparable to similarly titled measures reported by other companies.

	13 Weeks Ended
	April 30, 2016	May 2, 2015
	(dollars in thousands)
Net income	$56,877	$63,345
Provision for income taxes	34,770	40,083
Interest expense	1,131	634
Depreciation and amortization	47,990	42,576
EBITDA	$140,768	$146,638

% decrease in EBITDA	(4)%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	13 Weeks Ended
	April 30, 2016	May 2, 2015
	(dollars in thousands)
Gross capital expenditures	$(88,834)	$(65,724)
Proceeds from sale-leaseback transactions	—	—
Deferred construction allowances	16,202	40,579
Construction allowance receipts	—	—
Net capital expenditures	$(72,632)	$(25,145)